Exhibit 99.1

Mural Oncology Announces Effectiveness of Scheme of Arrangement and Completion of Acquisition

December 5, 2025

WALTHAM, Mass. and DUBLIN, Ireland, December 5, 2025, (GLOBE NEWSWIRE) – Mural Oncology plc, (Nasdaq: MURA) (“Mural”) announces that the scheme of arrangement between Mural and its shareholders under Chapter 1 of Part 9 of the Companies Act 2014 (the “Scheme”) pursuant to which XRA 5 Corp. (“Sub”), a wholly-owned subsidiary of XOMA Royalty Corporation (Nasdaq: XOMA) (“XOMA Royalty”) will acquire the entire issued and to be issued share capital of Mural, became effective today, 5 December 2025 (the “Effective Date”).

Distribution of cheques and crediting of DTC participant accounts for the cash consideration paid by Sub to Scheme Shareholders under the terms of the Scheme is expected to commence as soon as practicable following the Effective Date, with DTC participant accounts expected to be credited and the distribution of cheques expected to be complete as soon as practicable. In accordance with the requirements of the Irish Takeover Rules, all consideration paid by Sub to Scheme Shareholders under the terms of the Scheme will be distributed by no later than 19 December 2025.

Cancellation of the admission of Mural Shares to trading on the Nasdaq Global Market occurred with effect from 8.00 pm (U.S. Eastern Time) on 4 December 2025.

Except as otherwise defined herein, capitalised terms used but not defined in this announcement have the same meanings as given to them in the definitive proxy statement of Mural dated 23 September 2025 relating to the Acquisition, which also constitutes a scheme circular under Irish law.

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN WHOLE OR IN PART IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A

VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF THAT JURISDICTION

FOR IMMEDIATE RELEASE

Enquiries

Mural Oncology plc

ir@muraloncology.com

Lucid Capital Markets, LLC (Financial Adviser to Mural)

570 Lexington Ave, 40th Floor

New York, NY 10022

Cautionary Note Regarding Forward-Looking Statements

Statements contained in this announcement regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to Mural, XOMA Royalty or Sub. Forward-looking statements are intended to be identified by words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “believe”, “will”, “may”, “would”, “could” or “should” or other words of similar meaning or the negative thereof. Forward-looking statements include but are not limited to statements regarding the expected timing of the payment of the consideration paid by Sub to Scheme Shareholders and the expected timing of the cancellation of the admission of Mural Shares to trading on the Nasdaq Global Market.

These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results to be materially different from those expressed or implied by such forward-looking statements. Risks and uncertainties that may cause actual results to differ from expectations include: risks and uncertainties pertaining to Mural’s business, including those described in Mural’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission (the “SEC”) and definitive proxy statement filed with the SEC on 23 September 2025, as well as Mural’s subsequent filings with the SEC; and other potential risks and uncertainties related to XOMA Royalty, including those described in more detail in XOMA Royalty’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and its other filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date when made. All subsequent oral or written forward-looking statements attributable to Mural, XOMA Royalty or Sub or any persons acting on their behalf are expressly qualified in their entirety by the cautionary statement above. None of Mural, XOMA Royalty or Sub undertake any obligation to update or revise the forward-looking statements contained in this announcement, whether as a result of new information, future events or otherwise, except to the extent legally required.

Statements Required by the Irish Takeover Rules

The directors of Mural accept responsibility for the information contained in this announcement. To the best of the knowledge and belief of the directors of Mural (who have taken all reasonable care to ensure such is the case), the information contained in this announcement is in accordance with the facts and does not omit anything likely to affect the import of such information.

Lucid, which is authorized and regulated by the SEC and the Financial Industry Regulatory Authority (“FINRA”) in the United States, is acting as financial adviser exclusively for Mural and for no one else in connection with the subject matter of this Announcement and will not regard any other person as its client in relation to the matters in this Announcement and will not be responsible to anyone other than Mural for providing the protections afforded to clients of Lucid or its affiliates, nor for providing advice in relation to any matter referred to in this Announcement. Neither Lucid nor any of its subsidiaries, affiliates or branches owes or accepts any duty, liability or responsibility whatsoever (whether direct, indirect, consequential, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Lucid in relation to the matters in this Announcement, any statement or other matter or arrangement referred to herein or otherwise.

Davy Corporate Finance, which is authorized and regulated in Ireland by the Central Bank of Ireland, is acting exclusively for XOMA Royalty and no one else in connection with the matters referred to in this Announcement and will not be responsible to anyone other than XOMA Royalty for providing the protections afforded to clients of Davy Corporate Finance or for providing advice in connection with the matters referred to in this Announcement.

Wilmer Cutler Pickering Hale and Dorr LLP and Arthur Cox LLP are acting as legal advisers on U.S. and Irish law matters respectively to Mural, and Gibson, Dunn & Crutcher LLP and Mason Hayes & Curran LLP are acting as legal advisers on U.S. and Irish law matters respectively to XOMA Royalty and Sub.

General

The release, publication or distribution of this announcement in or into certain jurisdictions may be restricted by the laws of those jurisdictions. Accordingly, copies of this announcement and all other documents relating to the Acquisition are not being, and must not be, released, published, mailed or otherwise forwarded, distributed or sent in, into or from any such restricted jurisdictions. Persons receiving such documents (including, without limitation, nominees, trustees and custodians) should observe these restrictions. Failure to do so may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, each of Mural, XOMA Royalty and Sub disclaims any responsibility or liability for the violations of any such restrictions by any person.

Publication on a Website

In accordance with Rule 26.1 of the Irish Takeover Rules, a copy of this announcement will be available on Mural’s website at https://ir.muraloncology.com/ by no later than 12:00 noon (U.S. Eastern Time) on the business day following publication of this announcement. Neither the content of the website referred to in this announcement nor the content of any other websites accessible from hyperlinks on such website is incorporated into, or forms part of, this announcement.